                               EXHIBIT (8)(n)(1)

                          FORM OF AMENDMENT NO. 1 TO
                       ALLIANCE PARTICIPATION AGREEMENT

                                AMENDMENT NO. 1
                                      TO
                            PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 2000, between PFL LIFE INSURANCE COMPANY ("Insurer"); AFSG SECURITIES CORPORATION ("Contracts Distributor"); ALLIANCE CAPITAL MANAGEMENT L.P. ("Adviser"); and ALLIANCE FUND DISTRIBUTORS, INC. ("Distributor"), is hereby amended as follows:

The first Recital paragraph shall be amended to read as follows:

     WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the "Fund") desire that Class B Shares of the Fund's Portfolios (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Insurer (the "Contracts") that are the subject of Insurer's Form N-4 registration statements filed with the Securities and Exchange Commission (the "SEC"), to be offered through Contracts Distributor and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor, which Portfolios and Contracts are listed in Schedule A hereto and made a part of this Agreement, as it may be amended from time to time by mutual written agreement.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of December 27, 2000.

PFL LIFE INSURANCE COMPANY    ALLIANCE CAPITAL MANAGEMENT L.P.
                              By: Alliance Capital Management Corporation,
                                  its General Partner

By:________________________   By:_____________________________

Name:  Larry N. Norman        Name:___________________________
     ----------------------

Title:  President             Title:__________________________
      ---------------------


AFSG SECURITIES CORPORATION   ALLIANCE FUND DISTRIBUTORS, INC.

By:------------------------   By:_____________________________

Name:  Larry N. Norman        Name:___________________________
     ----------------------

Title:  President             Title:__________________________
      ---------------------

                                  SCHEDULE A
                                  ----------

                  SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS


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 Name of Separate Account and
   Date Established by the          SEC File Numbers of the
     Board of Directors                Contracts Funded                    Portfolios

------------------------------------------------------------------------------------------------
  PFL Life Variable Annuity        33 Act File No. 333-26209            Growth Portfolio
          Account A                40 Act File No. 811-08197        Premier Growth Portfolio
      February 17, 1997                                               Technology Portfolio

------------------------------------------------------------------------------------------------
    PFL Retirement Builder         33 Act File No. 333-07509        Premier Growth Portfolio
 Variable Annuity Account          40 Act File No. 811-07689          Technology Portfolio
        March 29, 1996
------------------------------------------------------------------------------------------------

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